Exhibit 99.1

SECOND AMENDMENT TO COPT DEFENSE PROPERTIES 2017 OMNIBUS EQUITY AND INCENTIVE PLAN

The Corporate Office Properties Trust 2017 Omnibus Equity and Incentive Plan, as amended by the First Amendment thereto dated November 29, 2018 (the “Plan”) is hereby amended as set forth below (the “Second Amendment”) effective as of the date on which this Second Amendment is approved by the shareholders of COPT Defense Properties (the “Effective Date”). Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meaning given to them in the Plan.

1.The first sentence of Section 3(a) of the Plan is hereby deleted and replaced in its entirety with the following:

The maximum number of Shares reserved and available for issuance under the Plan shall be 6,900,000 Shares, subject to adjustment as provided in Section 3(b).

2.Except as amended by the Second Amendment, the terms of the Plan remain unchanged and in full force and effect.

The Board of Trustees of COPT Defense Properties (formerly known as Corporate Office Properties Trust, the “Company”) duly adopted a resolution approving the Second Amendment as set forth above subject to approval by the Company’s shareholders at the Company’s 2024 Annual Meeting of Shareholders to be held on May 9, 2024.

COPT Defense Properties
/s/ Stephen E. Budorick
Stephen E. Budorick
President & Chief Executive Officer